UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 18, 2019
Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.25 par value per share	K	New York Stock Exchange
1.750% Senior Notes due 2021	K 21	New York Stock Exchange
0.800% Senior Notes due 2022	K 22A	New York Stock Exchange
1.000% Senior Notes due 2024	K 24	New York Stock Exchange
1.250% Senior Notes due 2025	K 25	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange

Act.	☐

Item 2.05. Costs Associated with Exit or Disposal Activities.
On June 18, 2019, Kellogg Company (the “Company”) announced a reorganization plan which primarily impacts the North America segment in anticipation of the previously-announced pending divestiture of selected cookies, fruit and fruit-flavored snacks, pie crusts, and ice cream cones businesses to Ferrero International S.A. The divestiture is currently expected to close at the end of July 2019. The reorganization plan is designed to simplify the organization that supports the remaining North America business after the divestiture and related transition. The overall project is expected to be substantially completed by December 31, 2020.
The overall project is expected to result in cumulative pretax charges of approximately $35 million. Cash costs are expected to approximate the pretax charges. The Company currently anticipates employee-related costs totaling approximately $20 million, which will include severance and other termination benefits; and other costs totaling approximately $15 million, which will primarily consist of charges related to third party consulting fees.
Forward-Looking Statements
This Current Report on Form 8-K contains, or incorporates by reference, “forward-looking statements” with statements and projections concerning, among other things, the expected timing of the completion of the divestiture and timing and costs associated with the Company’s reorganization described in this Form 8-K.  Forward-looking statements include predictions of future results or activities and may contain the words “expects,” “believes,” “should,” “will,” anticipates,” “projects,” “estimates,” “implies,” “can,” or words or phrases of similar meaning. The Company’s actual results or activities may differ materially from these predictions. The Company’s future results could also be affected by a variety of other factors described in our other filings with the SEC.
Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to update them publicly.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: June 18, 2019	/s/ Gary H. Pilnick
Name: Gary H. Pilnick
Title: Vice Chairman